EXHIBIT 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 for
IndeNet, Inc. of our report dated February 9, 1995, on the financial statements of Channelmatic, Inc. as of and for the years ended December 31, 1994 and 1993 included in IndeNet, Inc.'s Form 10-Q dated December 31, 1995.


/s/ Arthur Anderson LLP
Date:  May 10, 1996
Arthur Anderson LLP